EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
China Energy Savings Technology, Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 of China Energy Savings Technology, Inc. of our report dated January 29, 2004, with respect to the consolidated balance sheet of China Energy Savings Technology, Inc. as of December 31, 2003, and the related consolidated statements of operations and comprehensive loss, changes in stockholder equity and cashflows for the year ended December 31, 2003.



/s/ Webb & Company, P.A.
--------------------------------
Webb & Company, P.A.
Boynton Beach, FL
June 25, 2005